Exhibit 10.34
CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (“Agreement”) is made as of the __2nd day of January, 2007 to the _29th day of February, 2008, by and between Daybreak Oil and Gas, Inc., (“Daybreak”), a Washington corporation, and Timothy R. Lindsey, doing business as Lindsey Energy and Natural Resources (“Consultant”), 18331 Langsbury Drive, Houston, Texas 77084.

Whereas, Daybreak desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant’s experience, skills, abilities, knowledge and background to facilitate long range strategic planning and to advise Daybreak in business and/or exploration matters, and

Whereas, Daybreak wishes to engage Consultant to provide advisory and other services for Daybreak and Consultant wishes to accept such engagement, all on the terms and conditions set forth herein.

Whereas, the Board of Directors of the Company considers it to be in the best interests of the Company to enter into this Agreement with the Consultant and this Agreement has been duly approved by the Board of Directors of the Company;

Now therefore, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Engagement.  Daybreak hereby engages the Consultant on a non-exclusive basis, and the Consultant hereby accepts the engagement, to become a consultant to Daybreak and to render such advice, consultation, information, and services to the directors and officers of Daybreak regarding the exploration for and production of gas and oil energy including but not limited to:

(a)           assess current capital allocation in existing exploration and production operations and to identify and develop future core areas for growth;

(b)           create strategic exploration, acquisition, exploitation and development portfolio and to balance capital spending to enhance current financial returns while providing significant future reserves and production growth;

(c)           review and interpret physical data such as maps, seismic sections, digital data bases, drilling reports, well files, gravity surveys, geochemical surveys and regional maps; and

(d)           carry out exploration work in order to ascertain whether particular projects contain commercially exploitable gas and oil resources and make recommendations to the Board of Directors and officers of the Company.

CONSULTING SERVICES AGREEMENT

The Consultant will report to the person or positions designated by the Company to whom the Consultant will be reporting and will discharge such duties and responsibilities as are assigned to the Consultant from time to time.

2.           Term.  The term of this Agreement shall commence on February ____, 2007 and continue in effect until February ____, 2008.  Notwithstanding the foregoing, this Agreement may be terminated prior to the end of the term by either Daybreak or Consultant, for any reason or for no reason, upon thirty (30) days written notice to the other party.  In the event of termination, Consultant shall be entitled to all fees and other consideration contained in this Agreement earned and accrued to the effective date of termination.

3.           Compensation.

(a)           Monetary.  In exchange for his commitment to provide services to Daybreak under Section One above, Daybreak agrees to pay Consultant a daily work rate in the amount of One Thousand Five Hundred Dollars ($1,500.00) per day rate plus out of pocket expenses.

The Consultant shall submit invoices to the Corporation for each month or portion thereof for which services are provided during the period covered by the invoice and also including any proper claim for travel expenses.  Each invoice shall indicate the period covered, the month or portion of a month worked, the rate and the total charge for consulting services.

The Company will reimburse the Consultant, at actual cost, for out-of-pocket expenses incurred in accordance with the Corporation’s standard practice for the reimbursement of reasonable travel expenses incurred by its contractors or its own personnel.  The Corporation will also reimburse the Consultant for any reasonable long distance telephone, fax or photocopying charges incurred by the Consultant.  Expenses claimed must be supported by the applicable receipts.

(b)            Restricted Shares.

(i)           Grant and Issuance.  As consideration for Consultant’s employment with Daybreak, Daybreak grants and issues to Consultant Two Hundred Thousand (200,000) unregistered and restricted common shares of its stock valued at $1.00 per share (“Granted Shares”).  In addition, the term “Granted Shares” shall include any shares of stock received by Consultant from any stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization, or otherwise, derived from the Two Hundred Thousand (200,000) unregistered and restricted common shares granted and issued pursuant to Section 3.b of this Agreement.  The Company acknowledges that the shares of Common Stock to be issued pursuant to this Agreement (collectively the “Shares”) have not been registered under the Securities Act of 1933 (the “Act”), and accordingly are “restricted shares” within the meaning of Rule 144 of the Act.  The Shares shall be restricted and as such the Shares may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of the Act.

CONSULTING SERVICES AGREEMENT

(ii)           Rights as Shareholder.  During the term of this Agreement, Consultant will have all the rights of a shareholder with respect to Granted Shares, including the right to vote them and to receive all dividends and other distributions paid with respect to them, provided however that the shares shall be subject to the restrictions provided for in Section 3.b of this Agreement.

(iii)           Not Transferable.  Consultant may not sell, exchange, transfer, pledge, hypothecated, or otherwise dispose of (“Transfer”) Granted Shares to anyone other than Daybreak during the term of this Agreement, and Granted Shares may only be Transferred to Daybreak if Consultant forfeits Granted Shares pursuant to Section 3.b.iv of this Agreement.

(iv)           Forfeiture.  If Consultant’s employment is terminated, except as provided below, either by Consultant or by Daybreak prior to the expiration of the term of this Agreement, Consultant shall forfeit and endorse over to Daybreak a proportionate number of Granted Shares based upon the number of months remaining on the term of this Agreement as compared to the entire term of this Agreement.  If Consultant’s employment is terminated prior to the end of a month, it is shall be presumed that the month of termination is a remaining month on the term of this Agreement.

Example 1.  The term of this Agreement is twelve (12) months.  If Consultant’s employment is terminated effective as of the end of the fifth month of employment, Consultant has completed five (5) months of employment and there are seven (7) months remaining on the term of this Agreement.  As such, Consultant forfeits 7/12ths of the Granted Shares and must endorse those shares of stock over to Daybreak for no consideration.

Example 2.  Same facts as in Example 1, except Consultant’s employment was terminated five (5) days into the eighth month of employment, Consultant has only completed seven (7) months of employment and there are six (5) months remaining on the term of this Agreement.  As such, Consultant forfeits 7/12ths of the Granted Shares and must endorse those shares of stock over to Daybreak for no consideration.

In the event of the death of the Consultant, the parties agree that the Consultant shall not forfeit any of the granted shares issued to the Consultant by Daybreak under the terms of this Agreement.

(v)           Legend.  Stock certificates representing Granted Shares shall be imprinted with a legend in substantially the same form set forth herein stating that the shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except as otherwise provided in this Agreement.

CONSULTING SERVICES AGREEMENT

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN THE ACT AND REGULATION D UNDER THE ACT.  AS SUCH, THE ACQUISITION OF THIS SECURITY WAS NECESSARILY WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION.  THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.  FURTHERMORE, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, WITHOUT THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSFER OR SALE DOES NOT AFFECT THE EXEMPTIONS RELIED UPON BY THE COMPANY IN ORIGINALLY DISTRIBUTING THE SECURITY AND THAT REGISTRATION IS NOT REQUIRED.

(vi)           Stock Splits, Dividends, etc.  If, due to a stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization, or otherwise, Consultant, as the owner of the Granted Shares subject to the restrictions hereunder, shall be entitled to new, additional, or different shares of stock or securities, the certificate or certificates for, or otherwise evidence of, such new, additional, or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, also shall be endorsed with a legend as provided in Section 3.b.v of this Agreement.

4.           Independent Contractor Status.  In the performance of the work contemplated in this Agreement, Consultant is an independent contractor with the authority to control and direct the performance of the details of the work, Daybreak being interested only in the results obtained.  Consultant is not an agent or employee of Daybreak for any purpose, and the employees of Consultant are not entitled to any of the benefits that Daybreak provides for its employees.  Consultant shall be responsible for payment of all taxes, including federal, state, and local taxes arising out of its activities under this Agreement, including, but not limited to, income tax, social security tax, and unemployment insurance tax that might be due.  It is understood that Daybreak does not agree to use Consultant exclusively.  Nothing in this Agreement shall constitute or be construed as a creation of a partnership or joint venture between Consultant and Daybreak, or their successors or assigns.  The parties acknowledge and agree that Consultant, its principals, associates and employees, are not engaged in the practice of law nor are they engaged in providing legal advice or counsel in connection with their representation of Daybreak.

CONSULTING SERVICES AGREEMENT

The parties further acknowledge and agree that any association or referral with or to any law firm by or with Consultant shall not be considered or construed to be the practice of law by Consultant in connection with such association or referral.

5.           Confidential Information.  In the course of providing services for Daybreak, each of Daybreak and Consultant may learn or discover information that is identified by the other as non-public, proprietary information.  Each of Daybreak and Consultant agrees that, during the term of engagement and for a period of twenty-four (24) months thereafter, it will not, directly or indirectly, disclose or use any such information of the other party (“Confidential Information”) without the consent of such party.  Confidential Information shall not include: information which is currently in the public domain or hereafter enters the public domain without the fault or involvement of the receiving party; information known to the receiving party prior to its disclosure by other party and information disclosed to a receiving party from a source (other than the other party) having a lawful right to make such disclosure to the receiving party, or information required to be disclosed under any court order or governmental directive. The terms of this Agreement shall be treated as Confidential Information by both parties.

6.           Summons/Subpoenas.  In the event that Consultant or any party acting on behalf of Consultant (Consultant and any such person being a “Subpoenaed Party”) receives a subpoena or summons requesting that the Subpoenaed Party produce documents or records containing Confidential Information of Daybreak or otherwise pertaining to the services rendered hereunder or testify concerning such Confidential Information of Daybreak or services, the Subpoenaed Party will immediately notify Daybreak.  Daybreak may, within the time permitted for the Subpoenaed Party to respond to any such requests, initiate such legal action seeking a protective order or other relief as Daybreak deems appropriate to protect information from disclosure.  If Daybreak takes no action within the time permitted for the Subpoenaed Party to respond or if Daybreak’s actions do not result in a judicial order preventing the Subpoenaed Party from supplying or disclosing the requested information or testifying, the Subpoenaed Party may comply with the request.  Daybreak agrees to reimburse and pay the Subpoenaed Party for all costs and expenses incurred by the Subpoenaed Party (or such person) in connection with any such summons or subpoenas concerning Daybreak, including reasonable attorney’s fees and time spent by the Subpoenaed Party ‘s personnel, billed at their regular rates.

7.           Indemnification.  Each party agrees to indemnify and hold the other party, its officers and employees, harmless against any and all claims, lawsuits, judgments, costs, liens, losses, expenses, fees (including reasonable attorney’s fees and costs of defense), proceedings, actions, demands, causes of action, liability and suits of any kind and nature, including but not limited to, personal injury (including death), property damage, or other harm for which recovery damages is sought that may arise out of or be occasioned or caused by each party’s negligent act, error or omission or the negligent act, error or omission of any agent, officer, director, representative, employee, consultant or subconsultant of each party and their respective officers, agents, employees, directors and representatives while in the exercise of performance of the rights or duties under this Agreement.

CONSULTING SERVICES AGREEMENT

8.           General.

(a)           This Agreement shall be interpreted and construed in accordance with the laws of the State of Washington without giving effect to principles of conflict of law.  Any action arising in connection with this Agreement must be brought in Spokane County Superior Court, Spokane, Washington.  By this Agreement, the parties confer jurisdiction over the subject matter of and parties to this Agreement.  The party who prevails in any such action will be entitled to an award of the reasonable costs and attorneys’ fees incurred in the action.

(b)           The terms and conditions set forth in this Agreement are intended by Daybreak and Consultant to constitute the final and complete statement of their agreement, and all prior proposals, communications, negotiations, understandings, and representations relating to the subject matter of this Agreement, whether verbal or written, are hereby superseded.  No modification or amendment of this Agreement shall be effected unless the same is in writing and signed by both parties.

(c)           Any notice required or desired to be given under this Agreement shall be given in writing and sent by certified mail, return receipt requested, addressed as follows:

i.           To Daybreak:

Daybreak Oil and Gas, Inc.
Thomas C. Kilbourne
1012 Washington Mutual Financial Center
601 West Main Avenue
Spokane, Washington 99201

ii.           To Consultant:

Timothy R. Lindsey
18331 Langsbury Drive
Houston, Texas 77084

Notice shall be effective upon receipt.

(d)           Consultant consents in advance to Daybreak’s right to assign this Agreement to any successor in interest that expressly assumes Daybreak’s obligations hereunder in writing.  Consultant may not assign its rights and obligations under this Agreement.

(e)           Each of the sections contained herein shall be and remain separate from, independent of, and severable from all and any other sections herein except as otherwise indicated by the context of this Agreement.  Any decision or declaration that one or more of the sections or subsections are null and void shall have no effect on the remaining sections or subsections of this Agreement.

(f)           Upon any termination of employment, Consultant shall within ten (10) business days, deliver or cause to be delivered to the Company all books, documents, effects, monies received in trust, or other property belonging to the Company or its subsidiaries for which the Company or its subsidiaries are liable to others, which are in possession, charge, control, or custody of the Consultant.

CONSULTING SERVICES AGREEMENT

(g)           This Agreement shall inure to the benefit of and be binding upon the Consultant and its heirs, executors, legal personal representatives, and administrators, and upon the Company.

(h)           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute a single agreement.  Facsimile signatures shall be good and sufficient evidence of signature for all purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 2nd day of January, 2007.

COMPANY:
Daybreak Oil and Gas, Inc.

By: /s/ Thomas C. Kilbourne
       Thomas C. Kilbourne, Treasurer

CONSULTANT:

/s/ Tim R. Lindsey
Timothy R. Lindsey

CONSULTING SERVICES AGREEMENT